UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

FEBRUARY 16, 2012

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2012, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3, as amended (File No. 333-178584) (the “Registration Statement”), of InVivo Therapeutics Holdings Corp. (the “Company”). The Registration Statement permits the Company to issue, in one or more offerings, securities at an aggregate offering price not to exceed $50,000,000.

On February 16, 2012, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. and Summer Street Research Partners, as representatives of the underwriters named therein (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 8,281,574 shares of its common stock (the “Firm Shares”) at a price to the public of $2.10 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 1,242,236 shares of its common stock (together with the Firm Shares, the “Shares”) within 30 days after the date of the Underwriting Agreement to cover overallotments, if any. The Company expects to receive approximately $15.7 million in net proceeds from the offering after underwriting fees and offering expenses, or approximately $18.1 million if the underwriter’s overallotment option is exercised in full. The offering is scheduled to close on or about February 23, 2012, subject to customary closing conditions.

The offering is being made pursuant to the Registration Statement and the prospectus included in the Registration Statement, as supplemented by the preliminary prospectus supplement, dated February 6, 2012 (the “Preliminary Prospectus Supplement”), and final prospectus supplement, dated February 16, 2012 (the “Final Prospectus Supplement”), relating to the Shares. The Preliminary Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), on February 6, 2012, and the Final Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the Act on February 17, 2012.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer and certain significant stockholders of the Company have agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the Company during the 45-day period following the pricing of the offering, subject to extension in certain circumstances.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the Shares in the offering is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated February 16, 2012

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in legal opinion filed herewith as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: February 16, 2012	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer